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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Novellus Systems, Inc. of our report dated January 24, 1996, included in the 1995 Annual Report to Shareholders of Novellus Systems, Inc.

Our audits also included the financial statement schedule of Novellus Systems, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.
In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-88156, 33-51056, 33-36787, 33-25897, 33-62807) pertaining to the Amended and Restated 1992 Employee Stock Purchase Plan, the Amended and Restated 1984 Stock Option Plan, the Employee Stock Purchase Plan, and the Amended and Restated 1992 Stock Option Plan, in the Registration Statement on Form S-3 (No. 33-25418) pertaining to 1,500,000 shares of common stock and in the Registration Statement on Form S-8 and Form S-3 (No. 33-30093) pertaining to the 1984 Stock Option Plan, and in the related prospectuses with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Novellus Systems, Inc.


March 13, 1996
San Jose, California                         /s/ Ernst & Young LLP